UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 10, 2006

RadioShack Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5571	75-1047710
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

300 RadioShack Circle, Mail Stop CF3-201, Fort Worth, Texas		76102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(817) 415-3700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.05 Costs Associated with Exit or Disposal Activities.

On February 21, 2006, RadioShack Corporation (the "Company") filed a Form 8-K announcing its turnaround plan, which includes streamlining the Company’s overhead infrastructure. The Company announced on August 10, 2006 that it plans to reduce its workforce by approximately 400 to 450 positions across its various support functions. Most of the reductions will affect positions at the Company’s headquarters operation. These reductions are anticipated to take place during the third quarter of 2006. A copy of the press release announcing these planned reductions is attached as Exhibit 99.1.

The ultimate costs associated with these reductions have not been determined and will vary depending on the individuals involved. The Company anticipates that the process of identifying the restructuring charges will continue over the next several weeks. The Company will record charges for termination benefits and related costs in the third quarter of 2006 in accordance with the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities."

At this time, the Company is unable in good faith to make a determination of an estimate or range of estimates required by paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K with respect to the reductions. As permitted by Item 2.05 of Form 8-K, the Company will file an amendment to this report under Item 2.05 within four business days after the Company’s definitive determination of such estimates or range of estimates.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

99.1 Press Release, dated August 10, 2006.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RadioShack Corporation

August 10, 2006	By:	David S. Goldberg

Name: David S. Goldberg
Title: Senior Vice President - General Counsel and Corporate Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated August 10, 2006.